                                                                     EXHIBIT 4.1

================================================================================



                                 AOA HOLDING LLC
                                AOA CAPITAL CORP,
                                   as Issuers,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee
                                ----------------

                                    INDENTURE

                            Dated as of May 26, 1999
                                ----------------

                                   $50,000,000

                          103/8% Senior Notes Due 2006





================================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Section                                                 Indenture Section
-----------                                                 -----------------

ss. 310(a)(1)....................................................7.10
       (a)(2)....................................................7.10
       (a)(3)....................................................N.A.
       (a)(4)....................................................N.A.
       (a)(5)....................................................7.10
       (b).......................................................7.8; 7.10; 10.2
       (c).......................................................N.A.
ss. 311(a) ......................................................7.11
       (b).......................................................7.11
       (c).......................................................N.A.
ss. 312(a) ......................................................2.6
       (b).......................................................10.3
       (c).......................................................10.3
ss. 313(a) ......................................................7.6
       (b)(1)....................................................N.A.
       (b)(2)....................................................7.6
       (c).......................................................7.6; 10.2
       (d).......................................................7.6
ss. 314(a) ......................................................4.6; 4.7; 10.2
       (b).......................................................N.A.
       (c)(1)....................................................10.4
       (c)(2)....................................................10.4
       (c)(3)....................................................10.4
       (d).......................................................N.A.
       (e).......................................................10.5
       (f).......................................................N.A.
ss. 315(a) ......................................................7.1(b)
       (b).......................................................7.5; 10.2
       (c).......................................................7.1(a)
       (d).......................................................7.1(c)
       (e).......................................................6.11
ss. 316(a) (last sentence).......................................2.10
       (a)(1)(A).................................................6.5
       (a)(1)(B).................................................6.4
       (a)(2)....................................................N.A.
       (b).......................................................6.7
       (c).......................................................9.4
ss. 317(a)(1)....................................................6.8
       (a)(2)....................................................6.9
       (b).......................................................2.5
ss. 318(a) ......................................................10.1
       (c).......................................................10.1
-----------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    Definitions.....................................................1
SECTION 1.2    Other Definitions..............................................23
SECTION 1.3    Incorporation by Reference to Trust Indenture Act..............24
SECTION 1.4    Rules of Construction..........................................25

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1    Amount of Notes................................................25
SECTION 2.2    Form and Dating................................................26
SECTION 2.3    Execution and Authentication...................................26
SECTION 2.4    Registrar and Paying Agent.....................................27
SECTION 2.5    Paying Agent to Hold Money in Trust............................28
SECTION 2.6    Noteholder Lists...............................................29
SECTION 2.7    Transfer and Exchange..........................................29
SECTION 2.8    Replacement Notes..............................................30
SECTION 2.9    Outstanding Notes..............................................30
SECTION 2.10   Treasury Notes.................................................31
SECTION 2.11   Temporary Notes................................................31
SECTION 2.12   Cancellation...................................................31
SECTION 2.13   Defaulted Interest.............................................32
SECTION 2.14   CUSIP Number...................................................32
SECTION 2.15   Deposit of Moneys..............................................33
SECTION 2.16   Book-Entry Provisions for
                   Global Notes...............................................33
SECTION 2.17   Special Transfer Provisions....................................36
SECTION 2.18   Computation of Interest........................................38

                                   ARTICLE III

                               OPTIONAL REDEMPTION

SECTION 3.1    Notices to Trustee.............................................38
SECTION 3.2    Selection of Notes To Be Redeemed..............................39
SECTION 3.3    Notice of Redemption...........................................39
SECTION 3.4    Effect of Notice of Redemption.................................40
SECTION 3.5    Deposit of Redemption Price....................................40
SECTION 3.6    Notes Redeemed in Part.........................................41

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1    Payment of Notes...............................................41
SECTION 4.2    Maintenance of Office or Agency................................41
SECTION 4.3    Corporate Existence............................................42
SECTION 4.4    Payment of Taxes and Other Claims..............................42
SECTION 4.5    Maintenance of Properties; Insurance;
                   Books and Records; Compliance with Law.....................43
SECTION 4.6    Compliance Certificates........................................44
SECTION 4.7    Reports........................................................45
SECTION 4.8    Further Assurance to the Trustee...............................45
SECTION 4.9    Limitation on Additional Indebtedness..........................45
SECTION 4.10   Limitation on Indebtedness of Certain Subsidiaries.............46
SECTION 4.11   Limitation on Liens............................................46
SECTION 4.12   Limitation on Restricted Payments..............................47
SECTION 4.13   Limitation on Subsidiaries and Unrestricted Subsidiaries.......50
SECTION 4.14   Limitations on Investments.....................................51
SECTION 4.15   Limitation on Certain Asset Sales; Disposition of Proceeds.....51
SECTION 4.16   Limitation on Transactions with Affiliates.....................54
SECTION 4.17   Change of Control..............................................55
SECTION 4.18   Limitation on Dividends and Other Payment Restrictions
                   Affecting Subsidiaries.....................................58

SECTION 4.19   Limitation on Equity Interests of
                   Subsidiaries.                   ...........................59
SECTION 4.20   Limitation on Creation of
                   Subsidiaries.           ...................................60
SECTION 4.21   Limitation on Sale and Lease-back Transactions.                60
SECTION 4.22   Payments for Consent...........................................60
SECTION 4.23   Line of Business...............................................60
SECTION 4.24   Limitation on Additional Indebtedness of the Issuers...........61
SECTION 4.25   Limitation of Guarantees by Subsidiaries.......................61
SECTION 4.26   Waiver of Stay, Extension or Usury Laws........................61

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.1    Merger, Consolidation or Sale of Assets........................62
SECTION 5.2    Successor Entity Substituted...................................63

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

SECTION 6.1    Events of Default..............................................63
SECTION 6.2    Acceleration...................................................66
SECTION 6.3    Other Remedies.................................................66
SECTION 6.4    Waiver of Past Default.........................................67
SECTION 6.5    Control by Majority............................................67
SECTION 6.6    Limitation on Suits............................................67
SECTION 6.7    Rights of Holders To Receive Payment...........................68
SECTION 6.8    Collection Suit by Trustee.....................................68
SECTION 6.9    Trustee May File Proofs of Claim...............................68
SECTION 6.10   Priorities.....................................................69
SECTION 6.11   Undertaking for Costs..........................................69
SECTION 6.12   Restoration of Rights and Remedies.............................70

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1    Duties of Trustee..............................................70
SECTION 7.2    Rights of Trustee..............................................72
SECTION 7.3    Individual Rights of Trustee...................................73
SECTION 7.4    Trustee's Disclaimer...........................................73
SECTION 7.5    Notice of Defaults.............................................73
SECTION 7.6    Reports by Trustee to Holders..................................73
SECTION 7.7    Compensation and Indemnity.....................................74
SECTION 7.8    Replacement of Trustee.........................................75
SECTION 7.9    Successor Trustee by Merger, Etc...............................76
SECTION 7.10   Eligibility; Disqualification..................................76
SECTION 7.11   Preferential Collection of Claims Against Issuers..............77

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE: DEFEASANCE

SECTION 8.1    Termination of Issuers' Obligations............................77
SECTION 8.2    Legal Defeasance and Covenant Defeasance.......................78
SECTION 8.3    Application of Trust Money.....................................82
SECTION 8.4    Repayment to Issuers...........................................83
SECTION 8.5    Reinstatement..................................................83

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1    Without Consent of Holders.....................................84
SECTION 9.2    With Consent of Holders........................................84
SECTION 9.3    Compliance with Trust Indenture Act............................86
SECTION 9.4    Revocation and Effect of Consents..............................86
SECTION 9.5    Notation on or Exchange of Notes...............................87
SECTION 9.6    Trustee To Sign Amendments, Etc................................87

                                    ARTICLE X

SECTION 10.2   Execution and Delivery of Guarantees...........................90

SECTION 10.3   Limitation of Guarantee........................................90
SECTION 10.4   Additional Guarantors..........................................90
SECTION 10.5   Release of Guarantor...........................................90

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1   Trust Indenture Act Controls...................................91
SECTION 11.2   Notices........................................................91
SECTION 11.3   Communications by Holders with Other Holders...................93
SECTION 11.4   Certificate and Opinion of Counsel
                   as to Conditions Precedent.................................93
SECTION 11.5   Statements Required in Certificate
                   and Opinion of Counsel.....................................93
SECTION 11.6   Rules by Trustee, Paying Agent, Registrar......................94
SECTION 11.7   Legal Holidays.................................................94
SECTION 11.8   Governing Law..................................................94
SECTION 11.9   Release from Liability.........................................94
SECTION 11.10  Successors.....................................................94
SECTION 11.11  Duplicate Originals............................................95
SECTION 11.12  Separability...................................................95
SECTION 11.13  Table of Contents, Headings, Etc...............................95

SIGNATURES ...................................................................96

EXHIBIT A - Form of Note  ...................................................A-1
EXHIBIT B - Form of Legend and Assignment for 144A Note......................B-1
EXHIBIT C - Form of Legend and Assignment for Regulation S Note..............C-1
EXHIBIT D - Form of Legend for Global Note...................................D-1
EXHIBIT E - Form of Certificate To Be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors.....................E-1
EXHIBIT F - Form of Certificate To Be Delivered in Connection with
               Transfers Pursuant to Regulation S............................F-1
EXHIBIT G - Form of Guarantee................................................G-1

         INDENTURE dated as of May 26, 1999, among AOA HOLDING LLC, a Minnesota limited liability company (the "Company"), AOA CAPITAL CORP, a Minnesota corporation and a wholly-owned subsidiary of the Company ("Capital Corp" and together with the Company, the "Issuers"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

         The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as hereinafter defined) to be issued as provided for in this Indenture.

         The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the
Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

         SECTION 1.1 Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person (including a Subsidiary) existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person.

         "Additional Interest" has the meaning provided in Section 4 of the Registration Rights Agreement.

         "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar or Paying Agent.

         "AOALP" means Adams Outdoor Advertising Limited Partnership, a Minnesota limited partnership.

         "Asset Sale" means the direct or indirect sale, transfer, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms), assignment or other disposition for value (including, without limitation, by eminent domain, condemnation or similar governmental proceeding) or any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Wholly-Owned Subsidiary of the Company) whereby such Subsidiary shall cease to be a Wholly-Owned Subsidiary in any single transaction or series of related transactions (separate eminent domain, condemnation or similar governmental proceedings to each be considered a single transaction but not to be considered together as a series of related transactions) involving property or assets with a fair market value in excess of $250,000 of (a) any Equity Interest in any Subsidiary of the Company, (b) real property owned by the Company or any Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Subsidiary thereof or (c) other property, assets or rights of the Company, any Subsidiary thereof or any division or line of business of the Company or any Subsidiary thereof, provided, however, that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Subsidiary thereof or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Wholly-Owned Subsidiary of the Company,
(ii) transactions complying with Section 5.1 hereof (except as otherwise provided in Section 4.15(d) hereof), (iii) sales, transfers, issuances, conveyances, leases, assignments or other dispositions for value to the Company or any Wholly-Owned Subsidiary of the Company, (iv) transfers or other distributions of assets which constitute (1) Permitted Investments or (2) Restricted Payments made in compliance with Section 4.12 and (v) the exchange of property or assets of the Company or a Subsidiary of the Company for similar assets constituting one or more outdoor advertising properties owned by another Person.

         "Asset Sale Proceeds" means, with respect to any Asset sale, (i) cash received by the Company or any Subsidiary thereof from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all imputed income or other taxes measured by or resulting from such Asset Sale (calculated as provided in the definition of "Permitted Tax Distributions"), (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary as a result of such Asset Sale, (d) payments made to retire Indebtedness secured by the assets subject to such Asset Sale and
(e) deduction of appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Subsidiary thereof after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such

Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or by any Subsidiary thereof from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors) and (ii) the present value of the notes (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and LeaseBack Transaction (including any period for which such lease has been extended).

         "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors as the same may be amended from time to time.

         "Board of Directors" means, as to any Person, the board of directors or governors or any duly authorized committee thereof of such Person or, if such Person is a partnership, of the managing general partner of such Person.

         "Board Resolution" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and, if required hereunder, delivered to the Trustee.

         "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

         "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capital-ized amount of such obligations determined in accordance with GAAP.

         A "Change of Control" will be deemed to have occurred at such time as
(i) the Permitted Holders, individually or in the aggregate, shall cease to beneficially own (as defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, 50.1% or more of the Common Equity Interests of the Company AOALP or AOAI and any Person (including a Person's Affiliates and associates), other than a Permitted Holder, beneficially owns (as defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, 35% or more of the Common Equity Interests of the Company AOALP or AOAI, (ii) there shall be consummated any consolidation or merger of the Company AOALP or AOAI in which the Company AOALP or AOAI, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Equity Interests of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company AOALP or AOAI in which the holders of the Common Equity Interests of the Company AOALP or AOAI, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Equity Interests of the surviving corporation immediately after such consolidation or merger, (iii) there is a sale, lease or transfer of all or substantially all of the assets of the Company AOALP or AOAI to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act), (iv) the members of the Company, the shareholders of AOAI or the partners of AOALP shall approve any plan or proposal for the liquidation or dissolution of AOAI or AOALP, as the case may be; (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or AOAI (together with any new members of the Board of Directors whose election to such Board of Directors has been approved by 66 2/3% of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or AOAI, as the case may be, or (vi) any Person is admitted as a general partner of AOALP after which AOAI does not have the responsibility to take all of the actions to the same extent it is entitled or required to take under the partnership agreement of AOALP as in effect on the Issue Date.

         "Common Equity Interests" of any Person means all Equity Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

         "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Equity Interests (other than dividends paid or payable in shares of Equity Interests).

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the amount of any dividends or distributions received by such Person from Unrestricted Subsidiaries, provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into-the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes, this Indenture, the Credit Facility, the Existing Subsidiary Notes and the related indenture) shall be excluded to the extent such restriction or limitation would prevent such subsidiary from being able to pay dividends or make other distributions out of its Net Income, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses (including any related tax effects on the Company) shall be excluded and
(e) the amount of any Permitted Tax Distributions shall be excluded. Consolidated Net Income shall be calculated without deducting therefrom any accruals made for Phantom Compensation.

         "Consolidated Net Worth" with respect to any Person, at any date of determination, means the consolidated equity of the holders of Equity Interests of such Person and its Subsidiaries (excluding any Disqualified Equity Interests) outstanding at such date, as determined on a consolidated basis and in accordance with GAAP.

         "Credit Facility" means the credit facility by and among the Subsidiary Issuers, Canadian Imperial Bank of Commerce as administrative agent and collateral agent and the lenders listed therein, as the same may be amended, modified, replaced, renewed, refunded or refinanced from time to time.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

         "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Equity Interests shall be deemed to include (i) any Preferred Equity Interests of a Subsidiary of the Company and (ii) any Preferred Equity Interests of the Company, with respect to either of which, under the terms of such Preferred Equity Interests, by agreement or otherwise, such Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes, provided, however, that Preferred Equity Interests of the Company or any Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Equity Interests in the event of a change of control of the Company or such Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.17, shall not be deemed to be Disqualified Equity Interests solely by virtue of such provisions.

         "EBITDA" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income or profits of such Person for such period, (iv) depreciation, (v) amortization, (vi) Phantom Compensation,
(vii) the amount of any Permitted Tax Distributions and (viii) any other non-cash charges to the extent deducted from Consolidated Net Income (including non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106 but excluding any non-cash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period), in each case to the extent deducted from Consolidated Net Income for the period as to which the computation of EBITDA is made, all as determined in accordance with GAAP.

         "Equity Interests" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Subsidiary Notes" means the 10 3/4% Senior Notes due 2006 of the Subsidiary Issuers.

         "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value or fair value shall be determined by a majority of the Board of Directors acting in good faith and shall be evidenced by a Board Resolution and, if required hereunder, delivered to the Trustee. No such determination need be supported by an appraisal or other expert opinion.

         "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

         "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit G.

         "Guarantor" means each Person that hereafter becomes a Guarantor pursuant to Sections 10.02 and 10.04, and "Guarantors" means such entities, collectively.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become, directly or indirectly, liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing), provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

         "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebt-edness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) all Indebtedness of others of the type described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Equity Interests of the Company or any Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (ii) Indebtedness shall not include any liability for federal, state, local or other taxes, and (iii) Indebtedness shall not include obligations for Phantom Compensation or Prior Accrued Bonus Payments. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Issuers or any

Subsidiary for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

         "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

         "interest" when used with respect to any Note, means the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(viii) and (ix) or which would have accrued but for any such event and any Additional Interest.

         "Interest Payment Date" when used with respect to any Note means the stated maturity of an installment of interest specified in such Note.

         "Interest Rate" when used with respect to any Note means the rate per annum specified in such Note as the rate of interest accruing on the principal amount of such Note.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business, including accounts receivable arising in the ordinary course of business and acquired as a part of the assets acquired by AOALP or any of its Subsidiaries in connection with an acquisition of assets which is otherwise permitted hereunder), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or stock or other evidence of beneficial ownership of, any Person, the guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed), the designation of a Subsidiary of AOALP as an Unrestricted Subsidiary or the making of any investment in any Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Issue Date" means the closing date for the sale and original issuance of the Notes.

         "Issuers" means, collectively, AOA Holding LLC, a Minnesota limited liability company, and AOA Capital Corp, a Minnesota corporation and a Wholly-Owned Subsidiary of AOA Holding LLC.

         "Issuers Request" means any written request signed in the names of each of the Issuers by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of each of the Issuers and attested to by the Secretary or any Assistant Secretary of each of the Issuers.

         "Legal Holiday" means any day other than a Business Day, a Saturday or a Sunday.

         "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity Date," when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Net Investments" means the excess of (i) the aggregate of all Investments made by the Company or a Subsidiary thereof on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the net cash proceeds received by the Company or such Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company), provided, however, that with respect to all Investments made in Unrestricted Subsidiaries, the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all Investments made in all Unrestricted Subsidiaries.

         "Net Proceeds" means (a) in the case of any sale of Equity Interests by the Issuers, the aggregate net proceeds re-ceived by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into Equity Interests of the Company which are not Disqualified Equity Interests, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

         "Notes" means the 103/8% Senior Notes Due 2006, the Exchange Notes and the Private Exchange Notes issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

         "Officer" means, with respect to any Person, the Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person (or, in the case of a Person that is a partnership, the general partner of such Person in such capacity).

         "Officers' Certificate" means, with respect to any Person, a certificate signed by an Officer that shall comply with applicable provisions of this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel which is acceptable to the Trustee, which may include counsel to the Company.

         "Permitted Holders" means Stephen Adams, his spouse and lineal descendants and trusts for the exclusive benefit of any of the foregoing persons.

         "Permitted Indebtedness" means: (i) Indebtedness (plus interest, premium, fees and other obligations associated therewith) arising under or in connection with Permitted Secured Indebtedness;

                  (ii) Indebtedness under the Notes;

                  (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date hereof (including the Existing Subsidiary Notes);

                  (iv) Interest Rate Agreements;

                  (v) Additional Indebtedness, including Indebtedness incurred in connection with or arising out of Capitalized Lease Obligations, in an aggregate principal amount outstanding at any time not to exceed $1 million;

                  (vi) Indebtedness of a Subsidiary of the Company issued to and held by the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that any subsequent issuance or transfer of any Equity Interest that results in such Subsidiary ceasing to be a Wholly-Owned Subsidiary of the Company or any transfer of such Indebtedness to any Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be deemed to be the incurrence of such Indebtedness by the Company;

                  (vii) Indebtedness of the Company to a Wholly-Owned Subsidiary in respect of intercompany advances or transactions; and

                  (viii) Refinancing Indebtedness.

         "Permitted Investments" means, for any Person, Investments made on or after the date hereof consisting of:

                  (i) Temporary Cash Investments;

                  (ii) Investments by the Company or any of its Subsidiaries in the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that the proceeds of any such Investment by the Company in a Wholly-Owned Subsidiary of the Company other than AOALP or one of its Wholly-Owned Subsidiaries may only be used for the purpose of making Investments in AOALP or Investments in accordance with clause (i) above or clause (iv) below;

                  (iii) Investments by AOALP or any of its Subsidiaries in any Person, if (A) as a result of such Investment (1) such Person becomes a Wholly-Owned Subsidiary of AOALP or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AOALP or a Wholly-Owned Subsidiary thereof and (B) after giving effect to such Investment the Company is in compliance with Section 4.23;

                  (iv) (A) Net Investments of the Company and its Subsidiaries (other than AOALP and any of its Subsidiaries) in securities that are not equity securities or debt securities maturing more than 365 days after the date of such Investment and (B) Net Investments of AOALP or any of its Subsidiaries in any Person; provided, however, that the aggregate amount of all such Net Investments made pursuant to this clause (iv) shall not exceed $3.0 million at any one time outstanding;

                  (v) Investments by AOALP or any of its Subsidiaries represented by accounts receivable created or acquired in the ordinary course of business;

                  (vi) Advances by AOALP or any of its Subsidiaries to employees in the ordinary course of business not to exceed an aggregate of $100,000 outstanding at any one time;

                  (vii) Investments by the Company or any of its Subsidiaries under or pursuant to Interest Rate Agreements;

                  (viii) Investments by AOALP or any of its Subsidiaries in the Notes and the Existing Subsidiary Notes; and

                  (ix) Investments existing on the Issue Date.

         "Permitted Liens" means, without duplication, (i) Liens existing on the date of this Indenture, (ii) Liens in favor of the Company or any Subsidiary thereof, (iii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Subsidiary thereof, provided, however, that such Liens (a) were not created in anticipation of such acquisition, merger or consolidation and (b) are not applicable to any other property of the Company or any of the other Subsidiaries of the Company,
(iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (v) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings, (vi) pledges or deposits made in the ordinary course of business in connection with (a) leases, performances bonds and similar obligations, (b) workers' compensation, unemployment insurance and other social security legislation, or (c) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default and which do not exceed $3 million in the aggregate, (vii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary thereof, (viii) Liens on property or assets of, or any Equity Interests of or secured debt of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged into the Company or any Subsidiary thereof, provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries, (ix) Liens in favor of the Company or any of its Subsidiaries, (x) Liens granted by AOALP or any Subsidiary thereof to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided, however, that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any-Property other than such item of Property and any improvements on such item, (xi) Liens granted by the Company or any Subsidiary thereof securing (A) Permitted Secured Indebtedness and (B) Refinancing Indebtedness incurred to refinance the Existing Subsidiary Notes, (xii) Liens granted by the Company or any Subsidiary thereof securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided, however, that such Lien does not extend to any property other than that subject to the underlying lease,
(xiii) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties, (xiv) Liens securing reimbursement obligations under letters of credit, but only in or upon the goods the purchase of which was financed by such letters of credit and (xv) Liens securing Refinancing Indebtedness, provided, however, that such Liens extend only to the assets securing the Indebtedness being extended, refinanced, renewed or replaced, and such Indebtedness was previously secured by such assets and provided, further, that the terms of such Liens are not less favorable to the holders of the Notes than the Liens being extended, refinanced, renewed or replaced.

         "Permitted Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary thereof (plus interest, premium, fees and other obligations associated therewith), and any refinancing, refunding, replacement, renewal or extension thereof, under (a) the Credit Facility and (b) agreements evidencing any other Indebtedness which is secured by assets of the Company or any Subsidiary thereof, whether involving the same or any other lender or creditor or group of lenders or creditors as has provided the Credit Facility, provided, however, that the aggregate amount of all such Indebtedness outstanding (or committed to be advanced under the agreements to which such Indebtedness relates) at any time shall not exceed $35 million (plus interest, premium, fees and other obligations associated therewith).

         "Permitted Tax Distributions" means, (i) with respect to AOALP, for so long as AOALP is a partnership or substantially similar "pass-through" entity for federal income tax purposes, distributions to the partners of AOALP based on estimates of the amount of federal, state and local income taxes that AOALP would be required to pay with respect to a fiscal year calculated as if, for the applicable fiscal year, AOALP were treated as a "C corporation" incorporated under the laws of the State of Minnesota rather than as a partnership and (ii) without duplication of the payments made pursuant to clause (i), with respect to the Company, for so long as the Company is a limited liability company or substantially similar "pass-through" entity for federal income tax purposes, distributions to the members of the Company based on estimates of the amount of federal, state and local income taxes that the Company would be required to pay with respect to a fiscal year calculated as if, for the applicable fiscal year, the Company were treated as a "C corporation" incorporated under the laws of the State of Minnesota rather than as a limited liability company.

         "Person" means individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Phantom Compensation" means the compensation accrued after the Issue Date pursuant to Article II of the "phantom stock" agreements entered into, in writing, between AOALP and certain of its employees other than Stephen Adams or substitutions to or replacements of such Article of such agreements, and any comparable subordinated incentive compensation agreement with its employees on the basis of the increase in value of AOALP or a division or Subsidiary thereof.

         "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

         "Preferred Equity Interest" means any Equity Interest of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Equity Interests issued by such Person.

         "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

         "Prior Accrued Bonus Payments" means payments in respect of Phantom Compensation accrued prior to the Issue Date.

         "Private Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and on any Physical Notes (other than Regulation S Notes) delivered prior to the issuance of the Exchange Notes in the form set forth in Exhibit B.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

         "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A promulgated under the Securities Act.

         "Redemption Date" means, with respect to any Note, the Maturity Date of such Note or the date on which such Note is to be redeemed by the Issuers pursuant to the terms of the Notes.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Issuers or the Subsidiaries pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the Refinancing Indebtedness has a weighted average life to maturity at the time it is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced or extended,
(iv) such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding (plus any applicable prepayment premiums or penalties and accrued interest thereon) under the Indebtedness being refunded, refinanced or extended and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 26, 1999 among the Issuers and CIBC World Markets Corp., as Initial Purchaser.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Equity Interests of the Company or any Subsidiary thereof or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Subsidiary thereof (other than (a) dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests), (b) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company and (c) Permitted Tax Distributions), (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary thereof (other than Equity Interests owned by the Company or a Wholly-Owned Subsidiary, excluding Disqualified Equity Interests), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes, (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary thereof, (vi) cash payments in respect of Phantom Compensation and (vii) the payment of amounts to Stephen Adams (other than dividends or distributions otherwise permitted by the terms of this Indenture) to the extent the aggregate amount of such payments made in any one year exceeds the sum of (i) $200,000 and (ii) the cumulative effect of reasonable annual cost-of-living adjustments made from the Issue Date to the date of such payment. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

         "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property (i) has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such property had been sold in an outright sale thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company or of AOALP other than for purposes of the definition of Unrestricted Subsidiary, unless AOALP or a Subsidiary of AOALP shall have designated such Unrestricted Subsidiary as a "Subsidiary" of AOALP by written notice to the Trustee. An Unrestricted Subsidiary may be designated as a Subsidiary of AOALP at any time by AOALP or a Subsidiary of AOALP by written notice to the Trustee, provided, however that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (ii) if such Unrestricted Subsidiary is an obligor of any Indebtedness, any such designation shall be deemed to be an incurrence as of the date of such designation by AOALP or a Subsidiary of AOALP of such Indebtedness and immediately after giving effect to such designation, AOALP could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9.

         "Subsidiary Issuers" means AOALP and Adams Outdoor Advertising, Inc., a Minnesota corporation.

         "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500 million and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at the time of investment at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States Government, in each case maturing within one year from the date of acquisition, provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;
(v) instruments backed by letters of credit satisfying the conditions of clause
(ii) above; or (vi) investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) through (v).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as it may be amended from time to time.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and also means with respect to any particular corporate trust matter any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Unrestricted Subsidiary" means any Subsidiary of AOALP which shall have been designated as an Unrestricted Sub-sidiary by AOALP or any Subsidiary of AOALP by written notice to the Trustee and any Subsidiary of an Unrestricted Subsidiary. A Subsidiary of AOALP may be designated as an Unrestricted Subsidiary at any time by AOALP or any Subsidiary of AOALP by written notice to the Trustee, provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) such designation is at that time permitted under Section 4.12 and (iii) immediately after giving effect to such designation, AOALP could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.9. An Unrestricted Subsidiary may be designated as a Subsidiary of AOALP at a later date in the manner provided in the definition of "Subsidiary."

         "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by such Person. As used herein, AOALP shall be deemed a Wholly-Owned Subsidiary of the Company as long as (i) at least 69.0% of the aggregate partnership interests of AOALP are owned, directly or indirectly, of record and beneficially by the Company; (ii) the general partner or partners of AOALP are the Company or a Wholly-Owned Subsidiary of the Company; and (iii) the partnership agreement of AOALP provides that all limited partner distributions (other than Permitted Tax Distributions) may be made only to the Company, directly or through a Wholly-Owned Subsidiary of the Company, until the Notes have been paid in full.

         SECTION 1.2 Other Definitions.

         The definitions of the following terms may be found in the sections indicated as follows:

Term                                                          Defined in Section
----                                                          ------------------
"Affiliate Transaction"..........................................     4.16(a)
"Agent Members"..................................................     2.16(a)
"Base Period"....................................................     4.12(a)
"CEDEL"..........................................................     2.16(a)
"Change of Control Offer"........................................     4.17(a)

Term                                                          Defined in Section
----                                                          ------------------
"Change of Control Payment Date".................................     4.17(b)
"Change of Control Purchase Price"...............................     4.17(a)
"covenant defeasance"............................................     8.2(c)
"Custodian"......................................................     6.1(b)
"Euroclear"......................................................     2.16(a)
"Event of Default"...............................................     6.1(a)
"Excess Proceeds"................................................     4.16(b)
"Excess Proceeds Offer"..........................................     4.16(b)
"Global Notes"...................................................     2.16(a)
"Guarantee"......................................................     4.25
"Legal Defeasance"...............................................     8.2(b)
"Other Notes"....................................................     2.2
"Paying Agent"...................................................     2.4
"Registrar"......................................................     2.4
"Regulation S Global Notes"......................................     2.16(a)
"Regulation S Notes".............................................     2.2
"Reinvestment Date"..............................................     4.15(a)
"Required Filing Dates"..........................................     4.7
"Restricted Global Note".........................................     2.16(a)
"Restricted Period"..............................................     2.16(f)
"Rule 144A Notes"................................................     2.2
"U.S. Government Obligations"....................................     8.1(b)

         SECTION 1.3 Incorporation by Reference to Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a) "Commission" means the SEC;

                  (b) "indenture securities" means the Notes;

                  (c) "indenture security holder" means a Holder or Noteholder;

                  (d) "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the indenture securities means the Issuers or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

         SECTION 1.4 Rules of Construction.

         Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) "or" is exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                  (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Company.

                                   ARTICLE II

                                    THE NOTES
                                    ---------

         SECTION 2.1 Amount of Notes.

         The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $50,000,000, upon a written order of the Issuers in the form of an Officers' Certificate of the Issuers. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

         Upon receipt of an Issuers Request and Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $50,000,000 outstanding at any time for issuance in exchange for the Notes tendered for exchange and cancellation pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuers Request referred to in the preceding sentence.

         SECTION 2.2 Form and Dating.

         The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of as-signment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

         The Notes may be presented for registration of transfer and exchange at the offices of the Registrar in the Borough of Manhattan.

         SECTION 2.3 Execution and Authentication.

         One Officer shall sign (who shall have been duly authorized by all requisite corporate actions) and shall attest to the Notes for the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the

Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate the Notes at the expense of the Issuers. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

         The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.4 Registrar and Paying Agent.

         The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Issuers hereby initially designate the office of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, ATTN:
Corporate Trust Administration, as their office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuers nor any Affiliate thereof may act as Paying Agent. The Issuers may change any Paying Agent or Registrar without notice to any Noteholder.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 7.7.

         The Issuers initially designate the Corporate Trust Administration Office of the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

         SECTION 2.5 Paying Agent to Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.6 Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

         SECTION 2.7 Transfer and Exchange.

         Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and, at the request and the expense of the Issuers, the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuers may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.6, 4.15, 4.17 or 9.5 (in which events the Issuers shall be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

         Each Holder of a Note agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

         Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuers' compliance with or have any responsibility with respect to the Issuers' compliance with any Federal or state securities laws.

         SECTION 2.8 Replacement Notes.

         If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and, at the written request set forth in an Officers' Certificate and the expense of the Issuers, the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers' reasonable expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses (including, without limitation, reasonable attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Issuers, subject to Section 2.9.

         SECTION 2.9 Outstanding Notes.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because an Issuer or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

         If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional Redemption Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.10 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuers or any Affiliate of the Issuers shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Trust Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not either of the Issuers, any other obligor or guarantor on the Notes or any of their respective Affiliates.

         SECTION 2.11 Temporary Notes.

         Until definitive Notes are prepared and ready for delivery, the Issuers may prepare, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         SECTION 2.12 Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment, as the case may be. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy canceled Notes shall and deliver a certificate of destruction thereof to the Issuers. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

         SECTION 2.13 Defaulted Interest.

         If the Issuers default on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, pursuant to Section 4.1 hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Issuers shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special record date, the Issuers shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.14 CUSIP Number.

         The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any such CUSIP number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number.

         SECTION 2.15 Deposit of Moneys.

         Prior to 11:30 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent. The Issuers shall deliver an Officers' Certificate to the Trustee, at least 5 business days before any applicable payment date, setting forth the amount of Additional Interest due per $1,000 aggregate principal amount of Notes.

         SECTION 2.16 Book-Entry Provisions for Global Notes.

         (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, Agent Members of the Depository holding for Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

         Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine otherwise in compliance with applicable law.

         (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person who the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

         (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

         (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17 Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 26, 2001 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on

         Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

         SECTION 2.18 Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE III

                               OPTIONAL REDEMPTION
                               -------------------

         SECTION 3.1 Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to Paragraph 5 of the Notes, they shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         The Issuers shall give each notice provided for in this Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes. The notice shall include the Redemption Date, the principal amount of Notes to be redeemed and the redemption price and, if such redemption is during the nine month period beginning on April 15, 2001, a statement that the redemption is concurrent with an optional redemption by the Subsidiary Issuers of the Existing Subsidiary Notes pursuant to Paragraph 5 of the Notes and all other information required to be furnished to the Holders pursuant to
Section 3.3.

         SECTION 3.2 Selection of Notes To Be Redeemed.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, on a pro rata basis, by lot or by such other method as the Trustee may deem fair and equitable. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Issuers in writing of such Notes selected for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.3 Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause the mailing of, in the name of, at the request of, and at the expense of the Issuers, a notice of redemption by first-class mail to each Holder of Notes to be redeemed with a copy to each of the Trustee and any Paying Agent.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the redemption price and the amount of accrued interest, if any, to be paid;

                  (c) the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                  (e) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

                  (f) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder; and

                  (g) the CUSIP number, if any, pursuant to Section 2.14.

         At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense.

         SECTION 3.4 Effect of Notice of Redemption.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender for redemption to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

         SECTION 3.5 Deposit of Redemption Price.

         At least one Business Day prior to the Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on the Redemption Date.

         If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption

Date due to the failure of the Issuers to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

         SECTION 3.6 Notes Redeemed in Part.

         Upon surrender to the Paying Agent of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

         SECTION 4.1 Payment of Notes.

         The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

         An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

         The Issuers shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to .5% per annum; and the per annum interest rate of such additional interest will increase by an additional .25% per annum for each subsequent 90-day period during which such overdue principal and installments of interest remain unpaid, up to a maximum additional interest rate of 2.0% per annum.

         SECTION 4.2 Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby initially designate the Corporate Trust Administration Office of the Trustee set forth in Section 11.2 as an agency of the Issuers in accordance with Section 2.4.

         SECTION 4.3 Corporate Existence.

         Subject to Article V, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to, and will cause each of their Subsidiaries to, preserve and keep in full force and effect the existence as a limited liability company or corporation, as the case may be, rights (charter and statutory), licenses and/or franchises of the Issuers and each of their Subsidiaries; provided, however, that the Issuers or any of their Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers or such

Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.4 Payment of Taxes and Other Claims.

         The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon them or their Subsidiaries' or Unrestricted Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon their property; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Officers of the Issuers) have been made.

         SECTION 4.5 Maintenance of Properties; Insurance; Books and Records;
                     Compliance with Law.

         (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all material properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereto; provided, however, that the Issuers or any of their Subsidiaries shall not be required to maintain, repair, renew, replace, better or improve any such equipment if the Board of Directors of the Company shall reasonably and in good faith determine that the maintenance thereof is no longer desirable in the conduct of the business of the Issuers or such Subsidiaries and the loss thereof is not adverse in any material respect to the Holders.

         (b) The Company and each of its Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

         (c) The Issuers shall and shall cause each of their Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuers and each Subsidiary of the Issuers, in accordance with GAAP consistently applied to the Issuers and their Subsidiaries taken as a whole.

         (d) The Issuers shall and shall cause each of their Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Issuers and their Subsidiaries taken as a whole.

         SECTION 4.6 Compliance Certificates.

         (a) Each Issuer shall deliver to the Trustee, within 50 days after the end of each of the first three quarters of each Issuer's fiscal year, and within 120 days after the end of such fiscal year, Officers' Certificates of the Issuers signed by the Officers specified under TIA ss. 314(a)(4) stating (i) that a review of the activities of the Issuers during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Issuers are taking or propose to take with respect thereto).

         (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or of
Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

         (d) The Company's and Capital Corp's fiscal years end on December 31.

         SECTION 4.7 Reports.

         So long as any of the Notes are outstanding, whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, the Issuers shall file with the SEC the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Issuers were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required so to file such documents if the Issuers were so subject. The Issuers shall also in any event within 15 days after each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Notes maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Issuers were subject to such Sections. The Issuers shall also comply with the other provisions of TIA Section 314(a).

         SECTION 4.8 Further Assurance to the Trustee.

         The Issuers shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

         SECTION 4.9 Limitation on Additional Indebtedness.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur (as defined herein) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Indebtedness) and interest, premium, fees and other obligations associated therewith if: (i) (A) in the case of Indebtedness of AOALP or any of its Subsidiaries after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of AOALP and its Subsidiaries to AOALP's EBITDA (determined on a pro forma basis for the most recently ended four full fiscal quarters of AOALP for which financial statements are available at the date of determination) is less than (1) 5.25 to 1 if the Indebtedness is incurred prior to March 15, 2001 and (2) 5.0 to 1 if the Indebtedness is incurred on or after March 15, 2001; and
(B) in the case of Indebtedness of the Company or any of its Subsidiaries, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company and its Subsidiaries to the Company's EBITDA (determined as provided above) is less than (1) 6.25 to 1 if the Indebtedness is incurred prior to March 15, 2001 and

(2) 6.0 to 1 if the Indebtedness is incurred on or after March 15, 2001; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or AOALP, as the case may be, and the inclusion in the Company's EBITDA or AOALP's EBITDA, as the case may be, of the EBITDA of the acquired Person, business, property or assets, and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

         (b) The Company shall not, directly or indirectly, incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is expressly made subordinate to any other Indebtedness of the Company unless such Indebtedness is also expressly by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the same extent and in the same manner to the Notes; provided, however, that no Indebtedness of the Company shall be deemed to be subordinated to any other Indebtedness of the Company solely because such other Indebtedness is secured.

         SECTION 4.10 Limitation on Indebtedness of Certain Subsidiaries.

         The Company shall not permit any Subsidiary of AOALP to incur any Indebtedness except Permitted Indebtedness or Acquired Indebtedness, provided, however, that such Acquired Indebtedness was not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary.

         SECTION 4.11 Limitation on Liens.

         The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than

Permitted Liens) upon any property or asset of the Company or any Subsidiary whether owned on the Issue Date or acquired after the Issue Date or on any shares of stock or debt of any Subsidiary which owns property or assets, now owned or hereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon.

         SECTION 4.12 Limitation on Restricted Payments.

         (a) The Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, any Restricted Payment prior to January 15, 2002, except cash payments in respect of Phantom Compensation so long as subparagraphs (i), (ii) and (iii) below are satisfied. Thereafter, the Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

                    (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                   (ii) immediately after giving pro forma effect to such Restricted Payment, the Company (or in the case of Phantom Compensation, AOALP) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.9 hereof; and

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (A)(1) in the case of Phantom Compensation, 50% of the Company's Consolidated Net Income before reduction for interest expense with respect to the Notes (or in the event such Consolidated Net Income before reduction for interest expense with respect to the Notes shall be a deficit, minus 100% of such deficit) during the Base Period, or (2) in the case of other Restricted Payments, 50% of the Company's Consolidated Net

         Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the Base Period and (B) 100% of the aggregate Net Proceeds, including the fair market value of securities or other property received by the Company from the issue or sale, during the Base Period, of Equity Interests (other than Disqualified Equity Interests or Equity Interests of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Equity Interests (other than Disqualified Equity Interests) of the Company which have been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (iii) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

         (b) The provisions of this covenant shall not prohibit:

                  (i) the agreement or commitment to make any payment or distribution otherwise permitted under this Section 4.12 or the payment or distribution so agreed or committed to be made as long as such payment or distribution is made on the date of such agreement or commitment or within 60 days thereof, provided, however, that on the date of such agreement or commitment such payment would comply with
         Section 4.12(a) hereof, it being understood that the agreement or commitment to make such payment or distribution shall constitute Permitted Indebtedness;

                  (ii) the retirement of any Equity Interests of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, Equity Interests (other than Disqualified Equity Interests), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Equity Interests of the Company (other than Disqualified Equity Interests);

                  (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired;

                  (iv) the retirement of any shares of Disqualified Equity Interests by conversion into, or by exchange for, shares of Disqualified Equity Interests, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Equity Interests; or

                  (v) Prior Accrued Bonus Payments, provided, however, that the aggregate amount of all such payments made after the Issue Date does not exceed $500,000;

provided, however, that in the case of the immediately preceding clauses (ii),
(iii) and (v), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a result thereof.

         (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (a)(iii) above, amounts expended pursuant to clauses (b)(i) and (b)(ii) shall be included, but without duplication, in such calculation.

         (d) For purposes of calculating the net proceeds received by the Company from the issuance or sale of its Equity Interests either upon the conversion of, or in exchange for, Indebtedness of the Company or any Subsidiary, such amount will be deemed to be an amount equal to the difference of (i) the sum of (x) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (y) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus
(ii) all ex-
penses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (i) the additional cash consideration, if any, received by the Company upon such exercise, minus (ii) all expenses incurred in connection with such issuance or sale.

         (e) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to such Restricted Payment.

         SECTION 4.13 Limitation on Subsidiaries and Unrestricted Subsidiaries.

         (a) AOALP or any of its Subsidiaries may designate any Subsidiary of AOALP (including a newly acquired or newly formed Subsidiary of AOALP) to be an Unrestricted Subsidiary, provided that for purposes of Section 4.12 hereof:

                  (i) an "Investment" shall be deemed to have been made at the time any Subsidiary of AOALP is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's or AOALP's, as the case may be, percentage Equity Interest in such Subsidiary) equal to the net worth of such Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary;

                  (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's or AOALP's, as the case may be, percentage Equity Interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unre-stricted Subsidiary is designated a Subsidiary of AOALP, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Subsidiary, the amount of Investments previously made by AOALP and its Subsidiaries in such Unrestricted Subsidiary (in case of clauses
         (a)(i) and (a)(ii) hereof, "net worth' shall be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and

                  (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         (b) Notwithstanding clause (a) above, the Board of Directors of AOALP or any of its Subsidiaries may not designate any Subsidiary of AOALP to be an Unrestricted Subsidiary if, after such designation:

                  (i) the Company or any Subsidiary of the Company (x) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary;

                  (ii) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary of the Company to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; or

                  (iii) such Subsidiary owns any Equity Interests in, or owns or holds any Lien on any property of, any Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         SECTION 4.14 Limitations on Investments.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any Investment except (i) a Permitted Investment or (ii) an Investment by AOALP or any of its Subsidiaries that is made in compliance with Section 4.12 hereof.

         SECTION 4.15 Limitation on Certain Asset Sales; Disposition of
Proceeds.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined for Asset Sales other than eminent domain, condemnation or similar governmental proceedings in good faith by its Board of Directors); and

                  (ii) either (A) not less than 85% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments") or (B) after giving effect to such Asset Sale the Company and its Subsidiaries hold in the aggregate no more than $2.5 million of Asset Sale Proceeds that are in a form other than cash or cash equivalents; and

                  (iii) the Asset Sale Proceeds received by the Company or such Subsidiary are applied, to the extent the Company elects, (A) to repay and permanently reduce outstanding Permitted Secured Indebtedness, Existing Subsidiary Notes and/or Refinancing Indebtedness incurred to refinance the Existing Subsidiary Notes and to permanently reduce the commitments in respect thereof, provided, however, that such repayment and commitment reduction occurs within 270 days following the receipt of such Asset Sale Proceeds or (B) to an investment in assets (including Equity Interests or other securities purchased in connection with the ac-quisition of Equity Interests or property of another person) used or useful in businesses similar or ancillary to the business of the Company or such Subsidiary as conducted at the time of such Asset Sale, provided, however, that such investment occurs or the Company or such Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds.

         (b) Any Asset Sale Proceeds that are not applied as permitted by
Section 4.15(a)(iii) hereof shall constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds $3 million, the Issuers shall offer (an "Excess Proceeds Offer") to purchase from all holders of Notes, pursuant to procedures set forth herein, the maximum principal amount of Notes that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of the purchase. To the extent that the aggregate amount of Notes tendered pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such portion of the Excess Proceeds that is not used to purchase Notes so tendered for general corporate purposes. If the aggregate principal amount of Notes tendered pursuant to such Excess Proceeds offer is more than the amount of the Excess Proceeds, the Notes tendered will be repurchased on a pro rata basis or by such other method as the Trustee shall deem fair and equitable. Upon the closing of any repurchase of Notes tendered pursuant to such Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be zero.

         (c) If the Issuers are required to make an Excess Proceeds Offer, the Issuer shall mail, within 30 days following the Reinvestment Date, a notice to the holders of the Notes stating, among other things:

                  (i) that such holders have the right to require the Issuers to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                  (ii) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

                  (iii) the instructions, determined by the Issuers, that each holder of Notes must follow in order to have such Notes repurchased; and

                  (iv) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes.

         (d) In the event of the transfer of substantially all (but not all) of the assets of the Company or any Subsidiary of the Company or substantially all (but not all) of the assets of any division or line of business of the Company or any Subsidiary of the Company as an entirety to a Person in a transaction permitted under Section 5.1 hereof, the successor corporation shall be deemed to have sold the assets of the Company, the Subsidiary or the division or line of business, as the case may be, not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of the Company, the Subsidiary or the division or line of business, as the case may be, deemed to be sold shall be deemed to be Asset Sale Proceeds for purposes of this Section 4.15.

         (e) Any Excess Proceeds Offer shall be made in substantially the same manner as a Change of Control Offer. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to an Excess Proceeds Offer.

         (f) Notwithstanding any of the foregoing, no transaction or action otherwise permitted under this Section 4.15 shall occur until the Trustee shall have received an Officers' Certificate and an opinion of Counsel as to (i) the Company's compliance with this Section 4.15 and (ii) the fulfillment of all conditions precedent to such transaction or action.

         SECTION 4.16 Limitation on Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any of its Subsidiaries (including entities in which the Company or any Subsidiary thereof owns a minority interest) or holder of 10% or more of an Issuer's Equity Interests (each such transaction, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

                  (i) such Affiliate Transaction is solely between or among the Company and its Wholly-Owned Subsidiaries;

                  (ii) such Affiliate Transaction is solely between or among Wholly-Owned Subsidiaries of the Company;

                  (iii) such Affiliate Transaction is for reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary thereof as determined in good faith by the Board of Directors or senior management of the Company or of such Subsidiary, as the case may be; or

                  (iv) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be ob-tained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties.

         (b) In any Affiliate Transaction involving an amount or having a value in excess of $250,000 in any one year which is not permitted under Section 4.16(a)(i) or (a)(ii), the Company or such Subsidiary, as the case may be, must obtain a resolution of its Board of Directors certifying that such Affiliate Transaction complies with 4.16(a)(iv). In transactions with a value in excess of $2.5 million which are not permitted under Section 4.16(a)(i) or (a)(ii), the Company or such Subsidiary, as the case may be, must obtain a written opinion as to the fairness of such a transaction, from a financial point of view, from an Independent Financial Advisor.

         (c) The provisions of Sections 4.16(a) and (b) shall not apply to (i) the payment of reasonable annual compensation to directors or executive officers of the Issuers, (ii) payments to Stephen Adams pursuant to the employment agreement by and between Adams Outdoor Advertising, Inc. and Stephen Adams as in effect on the Issue Date and (iii) Restricted Payments made in compliance with
Section 4.12 hereof.

         SECTION 4.17 Change of Control.

         (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth herein.

         (b) Within 30 days of the occurrence of a Change of Control, the Issuers also shall (x) send a notice of the Change of Control Offer at least once to the Dow Jones News Service or similar business news service in the United States and (y) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (iii) that any Note not tendered will continue to accrue interest;

                  (iv) that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that (x) Holders of Physical Notes accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice and (y) Holders of beneficial interests under a Global. Note accepting the offer to have such interests purchased pursuant to a Change of Control Offer will be required to notify the Depository by telegram, telex or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the interests to be purchased and a statement that such Holder is electing to have such interests purchased; in each case prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to be unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (ix) the name and address of the Paying Agent.

         (c) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof or beneficial interests under a Global Note tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests, so tendered, (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers and (iv) deliver to the Registrar an Officers' Certificate stating the amount of beneficial interests so tendered and cause the Registrar to reflect on its books and records the decrease in principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note so tendered. The Paying Agent shall promptly (1) mail to each Holder of Notes so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interests so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes (which such payment shall, in the case of Holders of beneficial interests in a Global Note, be through the facili-ties of the Depository), and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a new Global Note equal in principal amount to any unpurchased portion of beneficial interests so surrendered; provided, however, that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

         (d) If the Credit Facility is in effect, or any Existing Subsidiary Notes are outstanding, or any other Permitted Secured Indebtedness or Refinancing Indebtedness incurred to refinance the Existing Subsidiary Notes (to the extent such Refinancing Indebtedness contains provisions requiring repayment or an offer to repay upon such Change of Control or prohibiting or limiting the repurchase of the Notes as described above) is outstanding, then at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in clause (b) hereof, but in any event within 30 days following any Change of Control, the Company shall (i) repay (or cause to be repaid) in full all obligations and terminate (or cause to be terminated) all commitments under such Permitted Secured Indebtedness, Existing Subsidiary Notes and/or Refinancing Indebtedness and/or such Refinancing Indebtedness or offer to repay in full all obligations and terminate all commitments under such Permitted Secured Indebtedness, Existing Subsidiary Notes and/or such Refinancing Indebtedness of each lender or holder who has accepted such offer or (ii) obtain (or cause to be obtained) the requisite consent under such Permitted Secured Indebtedness to permit the repurchase of the Notes pursuant to this Section
4.17. The Company must first comply with the first sentence of this clause (d) before it shall be required to purchase Notes in the event of a Change of Control, provided, however, that the Company's failure to comply with the first sentence of this clause (d) constitutes an Event of Default under Section 6.1(a)(iii) hereof. Failure by the Issuers to make a Change of Control Offer when required pursuant to this Section 4.17 shall constitute an Event of Default hereunder.

         (e) If the Company or any of its Subsidiaries have issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Equity Interests, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Equity Interests in the event of a change of control, the Company and such Subsidiary shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Equity Interests until such time as the Issuers shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuers' Change of Control Offer and shall otherwise have consummated the Change of Control offer made to holders of the Notes.

         (f) The Company shall not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Equity Interests with change of control provisions requiring the payment of such Indebtedness or Preferred Equity Interests prior to the payment of the Notes in the event of a Change in Control hereunder.

         (g) In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Issuers to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Issuers will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

         SECTION 4.18 Limitation on Dividends and Other Payment Restrictions
                      Affecting Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions to the Company or any Subsidiary on its Equity Interests, (ii) pay any Indebtedness owed to the Company or any Subsidiary, (iii) make loans or advances to the Company or any

Subsidiary thereof or (iv) transfer any of its properties or assets to the Company or any Subsidiary thereof, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (w) the Notes or this Indenture, (x) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the New Credit Facility as in effect on the Issue Date and comparable provisions in the agreements evidencing any other Permitted Secured Indebtedness, the Existing Subsidiary Notes and the related indenture, (y) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary of the Company and which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired) and (z) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (w), (x) or (y) above, provided, however, that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced or replaced.

         SECTION 4.19 Limitation on Equity Interests of Subsidiaries.

         The Company shall at all times directly or indirectly own 100% of the Equity Interests of its Subsidiaries other than limited partnership interests in AOALP held by ASSKM, L.P., a California limited partnership, in an amount not to exceed 30.0% of the total outstanding Equity Interest of AOALP. The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Equity Interests of a Subsidiary (other than pursuant to an agreement evidencing Permitted Secured Indebtedness, Refinancing Indebtedness incurred to refinance the Existing Subsidiary Notes or a successor facility or to the Company or a Wholly-Owned Subsidiary of the Company) or

(ii) permit any of its Subsidiaries to issue any Equity Interests, other than to the Company or a Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.15 hereof or the issuance of Preferred Equity Interests in compliance with Section 4.9 hereof.

         SECTION 4.20 Limitation on Creation of Subsidiaries.

         The Company shall not create or acquire, and shall not permit any of its Subsidiaries to create or acquire, any Subsidiary other than (i) a Wholly-Owned Subsidiary existing as of the Issue Date, (ii) a Wholly-Owned Subsidiary that is acquired or created after the date hereof or (iii) an Unrestricted Subsidiary.

         SECTION 4.21 Limitation on Sale and Lease-back Transactions.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and (ii) immediately prior to and after giving effect to the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof.

         SECTION 4.22 Payments for Consent.

         None of the Issuers or any of their Affiliates, nor any of the Issuers' Subsidiaries or any of their Affiliates, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the so-licitation documents relating to such consent, waiver or agreement.

         SECTION 4.23 Line of Business.

         The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the owning, operating or managing of outdoor advertising businesses or out-of-home media businesses and related or ancillary activities.

         SECTION 4.24 Limitation on Additional Indebtedness of the Issuers.

         The Issuers will not incur any Indebtedness which is senior to or pari passu with the Notes other than Permitted Indebtedness.

         SECTION 4.25 Limitation of Guarantees by Subsidiaries.

         The Company will not permit any of its Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company, unless, in any such case (i) such Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Subsidiary (the "Guarantee") and (ii) if any such assumption, guarantee or other liability of such Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes.

         Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any holder, upon (a) the unconditional release of such Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph or (b) any sale or other disposition (by merger or otherwise) to any Person which is not a Subsidiary of the Company of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Subsidiary; provided that (1) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of this Indenture and (2) such assumption, guarantee or other liability of such Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

         SECTION 4.26 Waiver of Stay, Extension or Usury Laws.

         Each of the Issuers covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Issuers hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION
                              ---------------------

         SECTION 5.1 Merger, Consolidation or Sale of Assets.

         (a) The Company shall not and shall not permit any of its Subsidiaries to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

                  (i) the Company or such Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Subsidiary) formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary, as the case may be, under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; provided that at any time the Company or its successor is a partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

                  (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
         Section 4.9 hereof; and

                  (iv) immediately thereafter, the Company, such Subsidiary or the other surviving entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction.

         (b) In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

         SECTION 5.2 Successor Entity Substituted.

         Upon any consolidation, merger or any transfer of all or substantially all of the assets of an Issuer in accordance with Section 5.1, the Surviving Entity formed by such consolidation or into which such Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture with the same effect as if such Surviving Entity had been named as an Issuer herein.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES
                              --------------------

         SECTION 6.1 Events of Default.

         (a) An "Event of Default" occurs if:

                  (i) the Issuers default in the payment of the principal of, or premium, if any, on, the Notes when due; or

                  (ii) the Issuers default in the payment of interest on the Notes when the same becomes due and payable and any such Default continues for a period of 30 days; or

                  (iii) the Issuers default in the observance or performance of the covenants set forth in Section 4.15 or Section 4.17 hereof; or

                  (iv) the Issuers default in the performance of, or breach, any covenant contained in the Notes or this Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and such default or breach continues for a period of 30 days after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or

                  (v) the Issuers or any Subsidiary fails to pay when due principal, interest or premium on one or more classes or issues of other Indebtedness aggregating $3,000,000 or more in principal amount, or any such Indebtedness aggregating $3,000,000 or more in principal amount is accelerated prior to the express maturity thereof; or

                  (vi) one or more final judgments, orders or decrees which can no longer be appealed for the payment of money in excess of $3,000,000, either individually or in an aggregate amount (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage), shall be entered against an Issuer, any Subsidiary thereof or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

                  (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of a release of such Guarantor in accordance with the terms of this Indenture); or

                  (viii) an Issuer or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors or

                           (E) shall generally not pay its debts when such debts
                  become due or shall admit in writing its inability to pay its debts generally; or

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against an Issuer or any Subsidiary
                  in an involuntary case or proceeding,

                           (B) appoints a Custodian of an Issuer or any
                  Subsidiary for all or substantially all of its properties, or

                           (C) orders the liquidation of an Issuer or any
                  Subsidiary,

         and in each case the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

         (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

         (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust officer at the corporate trust office of the Trustee by the Issuers or any other Person.

         SECTION 6.2 Acceleration.

         If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) with respect to the Issuers or any Subsidiary thereof) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Issuers and the Trustee, and the Trustee upon the written request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes, shall declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon any such declaration such principal, premium, if any, and accrued interest shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) with respect to the Issuers or any Subsidiary occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of outstanding Notes may, by written notice to the Trustee, rescind such declaration or event of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of, premium, if any, and accrued interest on the Notes that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 6.3 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.4 Waiver of Past Default.

         Subject to Sections 6.7 and 9.2, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

         SECTION 6.5 Control by Majority.

         The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or
(iii) may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it in its sole discretion against any loss, liability or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.6 Limitation on Suits.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder or Holders give to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity by the Holders; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Note on or after the respective due dates set forth in such Note.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

         SECTION 6.7 Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection (including counsel fees and expenses), including all sums due and owing to the Trustee pursuant to Section
7.7 hereof.

         SECTION 6.9 Trustee May File Proofs of Claim.

         The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers or the Subsidiaries of the Issuers (or any other obligor upon the Notes), their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

         First: to the Trustee for amounts due under Section 7.7;

         Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

         Fourth: to the Issuers.

         The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

         SECTION 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Trustee, a suit instituted by a Holder pursuant to Section 6.7, or a suit instituted by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE
                                     -------

         SECTION 7.1 Duties of Trustee.

         (a) If a Trust Officer of the Trustee has received written notice that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (ii) In the absence of bad faith on its part, the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk or liability is not reasonably assured to it. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability or expense.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section
7.1 and the requirements of the TIA.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity reasonably satisfactory to it in its sole discretion against any loss, liability, fee or expense.

         SECTION 7.2 Rights of Trustee.

         Subject to Section 7.1:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

                  (e) Before taking or refraining from taking any action, the Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.3 Individual Rights of Trustee.

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

         SECTION 7.4 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Issuers' use of the proceeds from the issuance of the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.5 Notice of Defaults.

         If a Default or an Event of Default with respect to the Notes occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default under
Section 6.1(a)(i) or (ii), the Trustee may withhold such notice to the Noteholders if a committee of its Trust officers in good faith determines that withholding such notice is in the interest of Noteholders.

         SECTION 7.6 Reports by Trustee to Holders.

         To the extent required by TIA ss. 313(a), within 60 days after July of each year commencing with July , 1999 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Noteholder the Issuers' brief report dated as of such date that complies with TIA ss. 313(a); provided, however, that no report need be transmitted if no such event listed in TIA ss. 313(a) has occurred within such period. The Trustee also shall comply with TIA ss. 313(b) and TIA ss. 313(c) and (d). A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA ss. 313(d).

         SECTION 7.7 Compensation and Indemnity.

         The Issuers and the Guarantors (on a joint and several basis) shall pay to the Trustee, the Paying Agent and the Registrar from time to time such reasonable compensation for their respective services rendered hereunder as may be agreed in writing from time to time. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers (on a joint and several basis) shall reimburse the

Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

         The Issuers and the Guarantors shall jointly and severally indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder without negligence or bad faith on its part. Each of the Trustee, the Paying Agent and the Registrar shall notify the Issuers promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, negligence or bad faith.

         To secure the Issuers' and the Guarantors' payment obligations in this
Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Notes on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Notes. Such lien and indemnity shall survive the satisfaction, discharge and termination of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding.

         When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8 Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Issuers in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuers' consent, which consent shall not be unreasonably withheld. The Issuers may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9 Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article VII.

         SECTION 7.10 Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuers, as obligors of the Notes, and to any person directly or indirectly controlling, controlled by, or under common control with the Issuers.

         SECTION 7.11 Preferential Collection of Claims Against Issuers.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Issuers, as obligors on the Notes.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE: DEFEASANCE
                       ----------------------------------

         SECTION 8.1 Termination of Issuers' Obligations.

         The Issuers may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder, or if:

                  (a) pursuant to Article III, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice;

                  (b) the Issuers shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guar-anteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes to redemption, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; and

                  (c) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Issuers' obligations under the Notes and this Indenture have been complied with.

         Notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.6, 2.7, 2.8, 2.9, 4.1, 4.2, 7.7, 7.8, 8.4, 8.5 and 10.1 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Issuers' obligations in Sections 7.7 and 8.5 shall survive.

         After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.2 Legal Defeasance and Covenant Defeasance.

         (a) The Issuers may, at their option by Board Resolutions, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

         (b) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuers shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Issuers' obligations with respect to such Notes under Sections 2.6, 2.7, 2.8, 2.9, 4.2, 7.7, 7.8, 8.4 and 8.5, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section
8.2. Subject to compliance with this Section 8.2, the Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Notes.

         (c) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (c), the Issuers shall be released and discharged from their obligations under any covenant contained in Article V and in Sections
4.6 through 4.24 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 nor will any judgment default or default in respect of other Indebtedness constitute a Default or an Event of Default under Section 6.1(a)(v) or (vi), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

         (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                  (i) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Notes on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                  (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(viii) and (ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Issuers are parties or by which they are bound;

                  (iv) in the case of an election under paragraph (b) above, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (v) in the case of an election under paragraph (c) above, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (vi) in the case of an election under either paragraph (b) or
         (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Issuers, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, no opinion need be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Notes, the Trustee will hold, for the benefit of the Holders of Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under
         Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

                  (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
         (B) if any other Indebtedness of the Issuers shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

         (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuers or any of their respective Affiliates) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request, in writing, by the Issuers any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

         SECTION 8.3 Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest such trust money or U.S. Government Obligations except as it may agree with the Issuers in writing. The Trustee shall not be liable for any losses incurred in connection with such investments.

         SECTION 8.4 Repayment to Issuers.

         Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Issuers, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Issuers, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any such payment may, but need not, at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Noteholders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

         SECTION 8.5 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then shall the Issuers' obligations under this Indenture and the Notes be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Article

VIII; provided, however, that if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
                       -----------------------------------

         SECTION 9.1 Without Consent of Holders.

         The Issuers, when authorized by Board Resolutions of each of them, and the Trustee may modify, amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with any requirements of the SEC under the TIA;

                  (c) to evidence the succession in accordance with Article V hereof of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers herein and in the Notes;

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

                  (e) to make any change that does not adversely affect the rights of any Holder;

                  (f) to add a Guarantor; or

                  (g) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 in a manner that does not adversely affect the rights of any Holder.

         SECTION 9.2 With Consent of Holders.

         Subject to Section 6.7 and the provisions of this Section 9.2, the Issuers, when authorized by Board Resolutions of each of them, and the Trustee may modify, amend, waive or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected may waive compliance by the Issuers with any provision of this Indenture or the Notes without notice to any other Noteholder. However, without the consent of each Noteholder affected, an amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (a) reduce the amount of Notes the Holders of which must consent to an amendment, modification, supplement or waiver of any provision of this Indenture or the Notes or who must consent to take any action under the Notes or the Indenture;

                  (b) reduce the rate of, change the method of calculation of, or change the time for, payment of interest on any Note;

                  (c) reduce the principal amount of or premium on or change the stated maturity of any Note;

                  (d) make any Note payable in currency other than that stated in the Note or change the place of payment from New York, New York;

                  (e) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no redemption can be made;

                  (f) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Note;

                  (g) amend, alter, change or modify the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect thereto;

                  (h) subordinate in right of payment, or otherwise subordinate the Notes to any other Indebtedness or obligations of the Issuers;

                  (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or

                  (j) modify this Section 9.2, Section 6.4 or Section 4.22.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, modification, supplement or waiver under this
Section 9.2 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, supplement or waiver.

         SECTION 9.3 Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.4 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note. Such revocation shall be effective only if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Noteholder under ss. 316(b) of the TIA.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

         After an amendment, supplement or waiver becomes effective in accordance with the terms of this Article IX, it shall bind every Noteholder.

         SECTION 9.5 Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific written direction of the Issuers and at the expense of the Issuers) request the Holder of the Note to deliver such Note to the Trustee. The Trustee shall (in accordance with the specific direction of the Issuers set forth in an Officers' Certificate) place an appropriate notation on the Note about the changed terms and return such Note to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall upon receipt of a written order authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement-or waiver.

         SECTION 9.6 Trustee To Sign Amendments, Etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that any supplemental indenture constitutes the legal, valid and binding obligation of the Issuers, enforceable against each of them in accordance with its terms (subject to customary exceptions). The Issuers may not sign an amendment until any of their respective Board of Directors approves it.

                                    ARTICLE X

                               GUARANTEE OF NOTES
                               ------------------


         SECTION 10.1 Guarantee.

         Subject to the provisions of this Article 10, each Guarantor, by execution of a Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.7) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

         Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, and interest, if any, thereon and as provided in Section 9.1 hereof. Each Guarantor, by execution of a Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in

Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article VI hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article X and not discharged. Failure to make such a demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

         A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

         A Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

         A Guarantor, by execution of a Guarantee, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantee.

         SECTION 10.2 Execution and Delivery of Guarantees.

         A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor in the form attached hereto as Exhibit G.

         If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

         SECTION 10.3 Limitation of Guarantee.

         The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         SECTION 10.4 Additional Guarantors.

         Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

         SECTION 10.5 Release of Guarantor.

         A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee upon:

                  (i) the unconditional release of such Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.25; or

                  (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Subsidiary of the Company of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Subsidiary; provided that

                           (a) such sale or disposition of such Equity Interests
                  or assets is otherwise in compliance with the terms of the Indenture and

                           (b) such assumption, guarantee or other liability of
                  such Subsidiary has been released by the holders of the other Indebtedness so guaranteed.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

         SECTION 11.2 Notices.

         Any notice or communication shall be sufficiently given only if in writing and delivered in Person or mailed by first-class mail (or as between the Issuer and Trustee, by facsimile transmission) addressed as follows:

         (a)      if to the Issuers:

                  AOA Holding LLC
                  1380 W. Paces Ferry Road, N.W.
                  Suite 170, South Wing
                  Atlanta, Georgia  30327
                  Attention:  Chief Financial Officer

                  with a copy (which copy shall not constitute notice) to:

                  Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attention:  Andris A. Baltins, Esq.

         (b)      if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York  10036-1532
                  Attention:  Corporate Trust Administration

                  with a copy (which copy shall not constitute notice) to:

                  Kramer Levin Naftalis Kamin & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Michele D. Ross, Esq.

         The Issuers or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be deemed to have been sufficiently given to him on the date so deposited in the mail, whether or not the addressee receives it.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 11.3 Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         SECTION 11.4 Certificate and Opinion of Counsel as to Conditions
                      Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA ss. 314(c).

         SECTION 11.5 Statements Required in Certificate and Opinion of Counsel.

         Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 11.6 Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.7 Legal Holidays.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.8 Governing Law.

         The internal laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflict of laws.

         SECTION 11.9 Release from Liability.

         No trustee, member, manager, director, officer, employee, stockholder (other than the Company), partner, affiliate or beneficiary, as such, of the Issuers shall have any liability for any obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability as part of the consideration for the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such trustee, director, officer, employee, stockholder, partner affiliate or beneficiary and may be enforced by any one or all of them.

         SECTION 11.10 Successors.

         All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.11 Duplicate Originals.

         The parties may sign any multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         SECTION 11.12 Separability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 11.13 Table of Contents, Headings, Etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            AOA HOLDING LLC
                                               (a Minnesota limited liability
                                               company)


                                            By: /s/ Abe Levine
                                               ---------------------------------
                                               Name: Abe Levine
                                               Title: Vice President


                                            AOA CAPITAL CORP
                                               (a Minnesota corporation)


                                            By: /s/ Abe Levine
                                               ---------------------------------
                                               Name: Abe Levine
                                               Title: Vice President


                                            UNITED STATES TRUST COMPANY
                                               OF NEW YORK, as Trustee


                                            By: /s/ Gerard F. Ganey
                                               ---------------------------------
                                               Name: Gerard F. Ganey
                                               Title: Senior Vice President

                                                                       EXHIBIT A
                                                                       ---------


                             [FORM OF FACE OF NOTE]

                                 AOA HOLDING LLC
                                AOA CAPITAL CORP


Number                                                            CUSIP


                             % SENIOR NOTE DUE 2006


         AOA HOLDING LLC and AOA CAPITAL CORP, jointly and severally, for value received promise to pay to CEDE & CO. or registered assigns the principal sum of $[ ] Dollars on May [ ], 2006.

         Interest Payment Dates: March 15 and September 15, commencing September 15, 1999.

         Record Dates: March 1 and September 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, AOA Holding LLC and AOA Capital Corp have caused this Note to be signed normally or by facsimile by its duly authorized officers.


                                                     AOA HOLDING LLC


                                                     By:______________________
                                                     Name:
                                                     Title:


                                                     AOA CAPITAL CORP


                                                     By:______________________
                                                     Name:
                                                     Title:



Certificate of Authentication


         This is one of the % Senior Notes Due 2006 referred to in the within-mentioned Indenture.


Dated: May [  ], 1999                       UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                                (REVERSE OF NOTE)

                                 AOA HOLDING LLC
                                AOA CAPITAL CORP

                             % SENIOR NOTE DUE 2006


         1. Interest. AOA HOLDING LLC, a Minnesota limited liability company (the "Company"), and AOA CAPITAL CORP, a Minnesota corporation (and, together with the Company, the "Issuers"), jointly and severally, promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of % per annum. Interest on this % Senior Note Due 2006 (the "Note") will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May , 1999 through but excluding the date on which interest is paid. Interest shall be payable in arrears on March 15 and September 15 and at the stated maturity commencing June 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to 0.5% per annum; and the per annum interest rate of such additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period during which such overdue principal and installments of interest remain unpaid, up to a maximum additional interest rate of 2.0% per annum.

         2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 15 and September 15 (whether or not a Business
Day) next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. Either of the Issuers or any of their Affiliates may act as Registrar.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of May , 1999 (the "Indenture"), among the Issuers and the Trustee. This Note is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are joint and several general unsecured senior obligations of the Issuers limited in aggregate principal amount to $50,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Equity Interests of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with its respective Affiliates; the issuance of Equity Interests by the Company's Subsidiaries; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

         5. Optional Redemption. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2003 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on May of each year listed below:

                  Year                                 Percentage
                  ----                                 ----------

                  2003............................      105.188%
                  2004............................      102.594%
                  2005 and thereafter.............      100.000%

         In the event of redemption of fewer than all of the Notes, the Trustee shall select pro rata, by lot or in such other manner as it shall deem fair and equitable, the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note, in a principal amount equal to the unredeemed portion thereof, will be issued in the name of the Holder thereof upon cancellation of the original Note. After any redemption date, unless the Issuers shall default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption.

         The Issuers may also redeem the Notes, in whole but not in part, at any time during the nine-month period beginning on April 15, 2001 and ending on January 15, 2002 at a redemption price equal to 100% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, in the event of a concurrent optional redemption by the Subsidiary Issuers of the Existing Subsidiary Notes.

         6. Offers To Purchase. Sections 4.15 and 4.17 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Issuers shall make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture.

         7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         8. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

         9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

         10. Amendment, Supplement, Waiver. The Issuers and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each Holder.

         11. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

         12. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare the principal of and interest on all of the Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs and is continuing, the principal of, and premium, if any, and interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it, in its sole discretion, before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

         13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

         14. No Recourse Against Others. No trustee, manager, member, director, officer, employee, stockholder (other than the Company), partner, affiliate or beneficiary as such, of the Issuers shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and re-leases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         15. General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture.

         16. Discharge. The Issuers' obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Notes to maturity or redemption, as the case may be.

         17. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                 AOA Holding LLC
                         1380 W. Paces Ferry Road, N.W.
                              Suite 170, South Wing
                             Atlanta, Georgia 30327
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint:

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act on his or her behalf.

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b)            this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:                        Your Signature:
     -----------------------                 ----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:
                     -----------------------------------------------------------


*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



         Dated:_______________      _______________________________________
                                    NOTICE:  To be executed by an executive
                                             officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Issuers pursuant to
Section 4.15 or 4.17 of the Indenture, check the appropriate box:

            [  ]  Section 4.15                 [  ]  Section 4.17

         If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.15 or 4.17 of the Indenture, state the principal amount at maturity you elect to have purchased:

                             $
                              ====================
                              (multiple of $1,000)


Date:                    Your Signature:
     -------------------                ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note)

Signature Guarantee*:
                     ---------------------------------------------------------

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B
                                                                       ---------


                         [FORM OF LEGEND FOR 144A NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]


I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint:

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act on his or her behalf.

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b)           this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:                          Your Signature:
     ------------------------                 ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:
                     ----------------------------------------------------------

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



         Dated:_______________      _________________________________________
                                    NOTICE:  To be executed by an executive
                                             officer

                                                                       EXHIBIT C
                                                                       ---------


                     [FORM OF LEGEND FOR REGULATION S NOTE]


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]


I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint:

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act on his or her behalf.

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b)           this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:                         Your Signature:
     -----------------------                 -----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

Signature Guarantee*:
                     -----------------------------------------------------------

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



         Dated:_______________      ________________________________________
                                    NOTICE:  To be executed by an executive
                                             officer

                                                                       EXHIBIT D
                                                                       ---------



                        [FORM OF LEGEND FOR GLOBAL NOTE]


         Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or Regulation S Note) in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E
                                                                       ---------



                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                               -----------, ----

United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention:

       Re:  AOA HOLDING LLC and AOA CAPITAL CORP
            (the "Issuers")      % Senior Notes
            due 2006 (the "Notes")

Dear Sirs:

         In connection with our proposed purchase of Notes, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of March 24, 1999 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuers or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or
         (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Transferee]


                                              By:
                                                 ------------------------------
                                                 Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                                ----------, ----
United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention:

       Re:  AOA HOLDING LLC and AOA CAPITAL CORP (the
            "Issuers")     % Senior Notes due
            2006 (the "Notes")

Dear Sirs:

         In connection with our proposed sale of $50,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,
                                       [Name of Transferor]


                                       By:
                                          ------------------------------------
                                          Authorized Signature

                                                                       EXHIBIT G
                                                                       ---------


                               [FORM OF GUARANTEE]


         The undersigned (the "Guarantor") hereby guarantees, to the extent set forth in the Indenture dated as of May , 1999 by and between AOA HOLDING LLC (the "Company") and AOA CAPITAL CORP ("Capital Corp" and together with the Company, the "Issuers"), as issuers and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in
Article X of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                                [GUARANTOR]


                                                By:  ________________
                                                Name:
                                                Title:


                                       G-1